Exhibit 5.1

[FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

Skadden, Arps, Slate, Meagher & Flom llp

2000 AVENUE OF THE STARS

LOS ANGELES, CALIFORNIA 90067

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                              , 2025

Permuto Capital MSFT Trust I
611 Gateway Boulevard, Suite 120
South San Francisco, CA 94080

Re:	Permuto Capital MSFT Trust I
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to Permuto Capital MSFT Trust I, a Delaware statutory trust (the “Trust”), in connection with the public offering by the Trust of up to                  Dividend Certificates and                 Asset Certificates, of the Trust (together, the “Trust Certificates”), to be issued in accordance with the terms of the Amended and Restated Agreement and Declaration of Voting Trust (the “Trust Agreement”), dated                 , 2025, between Permuto Capital LLC, a Delaware limited liability company, as trust administrator (the “Trust Administrator”), and CSC Delaware Trust Company, as Delaware trustee.

Permuto Capital MSFT Trust I

, 2025

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-1 of the Trust relating to the Trust Certificates filed on                  , 2025 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated                , 2025 (the “Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the form of the Depositor Agreement, between the Trust and the depositor party thereto (the “Depositor Agreement”), filed as Exhibit 10.1 to the Registration Statement;

(d) the form of the Custody Agreement, between the Trust and U.S. Bank National Association (the “Custody Agreement”), filed as Exhibit 10.2 to the Registration Statement;

(e) an executed copy of a certificate of Thomas C. Chow, the Secretary of the Trust Administrator, dated the date hereof (the “Secretary’s Certificate”);

(f) a copy of the Trust’s Certificate of Trust, certified by the Secretary of State of the State of Delaware as of               , 2025, and certified pursuant to the Secretary’s Certificate;

(g) the form of the Trust Agreement, filed as Exhibit 9.1 to the Registration Statement; and

(h) a copy of certain resolutions of the Trust Administrator, adopted on January 14, 2025, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and the Trust Administrator, such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust, the Trust Administrator and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

Permuto Capital MSFT Trust I

, 2025

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust, the Trust Administrator and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the Delaware Statutory Trust Act (the “DSTA”).

The Trust Agreement, the Depositor Agreement and the Custody Agreement are referred to herein collectively as the “Transaction Documents.” As used herein, “Organizational Documents” means those documents listed in paragraphs (f) and (g) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Transaction Documents have been duly authorized, executed and delivered by the Trust or the Trust Administrator, as applicable, and the other parties thereto; (iii) the Trust Administrator has taken all necessary limited liability company action to approve the issuance and sale of the Trust Certificates and related matters; (iv) certificates issued in global form with The Depository Trust Company representing the Trust Certificates are duly executed and countersigned by the transfer agent; (v) the Trust Certificates are registered in the Trust’s certificate registry and delivered upon delivery of the applicable number of underlying shares of common stock, $0.00000625 par value per share, of Microsoft Corporation (the “Underlying Shares”), the Trust Certificates, when issued and sold in accordance with the provisions of the Trust Agreement and Depositor Agreement, will be duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and validly issued and, under the DSTA, the purchasers of the Trust Certificates from the Trust will have no obligation to make further payments for the purchase of the Trust Certificates or contributions to the Trust solely by reason of their ownership of the Trust Certificates, except for their obligation to repay any funds wrongfully distributed to them.

In addition, in rendering the foregoing opinion we have assumed that:

(a) the Trust’s issuance of the Trust Certificates does not and will not (i) except to the extent expressly stated in the opinions contained herein, violate any statute to which the Trust or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Trust (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of Delaware that are listed in Part II of the Registration Statement, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Trust contained in such agreements or instruments);

Permuto Capital MSFT Trust I

, 2025

(b) the Organizational Documents constitute the only governing instruments, as defined under the DSTA, of the Trust and the Trust has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Trust satisfying the requirements of the DSTA. Further, we have assumed that (i) no procedures have been instituted for and no other event has occurred, including, without limitation, any action taken by the Trust, the Trust Administrator, its Delaware trustee or beneficial owners, as applicable, that would result in the liquidation, dissolution or winding-up of the Trust, (ii) no event has occurred that has adversely affected the good standing of the Trust under the laws of its jurisdiction of formation, and the Trust has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing, and (iii) no grounds exist for the revocation or forfeiture of the Trust’s Certificate of Trust;

(c)  the Trust Administrator (i) is, and as of the date of formation of the Trust was, duly formed and validly existing and in good standing, and (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its formation;

(d) the Trust Administrator has the limited liability company power and authority to authorize, execute, and deliver, in its capacity as trust administrator of the Trust, each of the Transaction Documents, on behalf of the Trust, and to authorize the Trust’s performance of its obligations under the Transaction Documents;

(e) neither the authorization, execution, and delivery by the Trust Administrator, in its capacity as trust administrator of the Trust, of the Transaction Documents, on behalf of the Trust, nor the performance by the Trust of its obligations under each of the Transaction Documents: (i) conflicts or will conflict with the limited liability company agreement or the Organizational Documents, as applicable, of the Trust Administrator or the Trust, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument, or other agreement to which the Trust Administrator or the Trust or their respective property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Trust Administrator or the Trust or their respective property is subject, or (iv) violates or will violate any law, rule, or regulation to which the Trust Administrator or the Trust or their respective property is subject;

(f) we have assumed that the Trust Administrator has, and since the time of its formation has had, at least one validly admitted and existing member of the Trust Administrator; and

(g) the Underlying Shares that will be deposited with the Trust in connection with the issuance of the Trust Certificates will have been duly authorized, validly issued and will be fully paid and nonassessable and any preemptive rights with respect to such Underlying Shares will have been validly waived or exercised, (ii) such Underlying Shares will be free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind or any restriction on transfer or voting, and (iii) certificates for the Underlying Shares will have been duly executed and delivered and will have been properly deposited with the Trust pursuant to the terms of the Depositor Agreement.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,